EXHIBIT 99.1

GENESCO REPORTS COMPARABLE SALES

Fourth Quarter-to-Date Comparable Sales Increased 10% Year-Over-Year

Company Reaffirms Fiscal 2025 Guidance

Participating in 2025 ICR Conference, January 13, 2025

NASHVILLE, Tenn., Jan. 10, 2025 –Genesco Inc. (NYSE: GCO) announced today that comparable sales, including both stores and direct sales, increased 10% for the quarter-to-date period ended December 28, 2024. Same store sales increased 6% and sales for the Company’s e-commerce businesses increased 20% on a comparable basis for that period. Comparable sales changes for each retail business for the period were as follows:

Quarter-to-Date (8 weeks ended December 28, 2024)

Comparable Sales vs. FY24

Journeys Group	14%
Schuh Group	3%
Johnston & Murphy Group	-1%
Total Comparable Sales	10%
Same Store Sales	6%
Comparable E-commerce Sales	20%

Mimi E. Vaughn, Genesco board chair, president and chief executive officer, said, “Sales trends at Journeys accelerated somewhat more than we anticipated following a good start to the holiday season led by strong full price selling in the weeks leading up to Christmas. Thanks to the incredible efforts and execution of our teams, we are pleased with our overall comparable sales results quarter-to-date which are highlighted by double digit total comp growth with both stores and digital performing well. Total sales for the year will reflect this performance, which triggered additional incentive compensation expense, and an acceleration in store closures as we continue to optimize the fleet. Based on our performance and the increased efforts to close more stores in the fourth quarter, we reaffirm our prior expectation for full year EPS to be in the range of $0.80 to $1.00. Looking ahead to fiscal 2026, we are excited to build on our recent progress elevating the Journeys business and continue our work driving growth and improved profitability across the Company.”

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Genesco to Present at the 2025 ICR Conference

As previously announced, Genesco management will present at the 2025 ICR Conference on Monday, January 13, 2025, at 8:30 a.m. (Eastern Time). The audio portion of the presentation will be webcast live and may be accessed through the Company's internet website, http://www.genesco.com. To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Safe Harbor Statement

This release contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, ESG progress and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions in the Red Sea; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; civil disturbances; our ability to renew our license agreements; impacts of the Russia-Ukraine war, and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets;

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risks related to the potential for terrorist events; risks related to public health and safety events;

changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; our ability to meet our sustainability, stewardship, emission and diversity, equity and inclusion related ESG projections, goals and commitments; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

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About Genesco Inc.

Genesco Inc. (NYSE: GCO) is a footwear focused company with distinctively positioned retail and lifestyle brands and proven omnichannel capabilities offering customers the footwear they desire in engaging shopping environments, including approximately 1,300 retail stores and branded e-commerce websites. Its Journeys, Little Burgundy and Schuh brands serve teens, kids and young adults with on-trend fashion footwear that inspires youth culture in the U.S., Canada and the U.K. Johnston & Murphy serves the successful, affluent man and woman with premium footwear, apparel and accessories in the U.S. and Canada, and Genesco Brands Group sells branded lifestyle footwear to leading retailers under licensed brands including Levi’s, Dockers, Starter and PONY. Founded in 1924, Genesco is based in Nashville, Tennessee. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Financial Contacts
Sandra Harris, SVP Finance, Chief Financial Officer
(615) 367-7578 / SHarris@genesco.com

Genesco Media Contact
Claire S. McCall, Director, Corporate Relations
(615) 367-8283 / cmccall@genesco.com